Exhibit 99.1

AEye Reports Third Quarter 2026 Results; Revenue Increases Approximately 10x
Year-Over-Year and 2.5x Sequentially, Reflecting Accelerating Commercial Momentum

Fourth Quarter Revenue Expected to Double Quarter-Over-Quarter to Approximately $1 Million;
Establishes New Expected Quarterly Baseline Revenue with Significant Upside Potential in 2027

Customer Base Expands to 32; First STRATOS™ Revenue Recorded

Lunar Outpost Program Begins Contributing Revenue; Lead Defense Customer Places Fifth Order;
Expanded Entry into Sports Analytics with Second Customer

PLEASANTON, Calif. – November 5, 2026 – AEye, Inc. (Nasdaq: LIDR), a global leader in software-defined, high-performance lidar solutions, today announced financial results for the third quarter ended September 30, 2026.

Business Highlights

●	Expanding Commercial Customer Base: The number of customers that have taken revenue-generating shipments increased to 32, up 28% from the 25 reported in conjunction with second quarter 2026 results. Active technical engagements are now greater than 200, each one a candidate for a paid proof of concept.

●	Repeat Defense Orders and Growing Engagements: AEye’s lead defense customer has now placed its fifth order, extending a pattern of repeat purchasing. Defense remains the Company’s most active vertical and continues to grow quarter-over-quarter, as Apollo™ and STRATOS™ are well suited for this market.

●	Initial STRATOS™ Revenue: Recorded first STRATOS™ revenue resulting from engagement with Swiftstrike AI on the development and integration of STRATOS™ into counter-UAS systems.

●	Lunar Outpost Revenue Contribution: AEye began recognizing revenue under its binding, multi-million-dollar agreement with Lunar Outpost, which selected Apollo™ for its Pegasus Lunar Terrain Vehicle. The program engages AEye from design and qualification through delivery of flight hardware, broadening AEye’s participation in customer programs beyond standard product shipments.

●	Second Customer in Sports Analytics: Following Alive3D’s selection of Apollo™, a second company has placed an order for Apollo™ for next-generation sports analytics, applying AEye’s configurable sensing platform to 3D spatial visualization, precision measurement, and advanced analysis of sports performance.

Management Commentary

“Our success with leveraging our software-defined architecture into new commercial agreements across a wider range of addressable markets is reflected in our accelerating revenue growth,” said Matt Fisch, CEO of AEye. “A growing number of customers are choosing AEye for demanding applications that require long-range detection, rugged hardware, and the ability to adapt sensing behavior as their requirements evolve. Our differentiated architecture lets us address these needs across different markets without having to start over for each new application, which also helps us operate more efficiently, and increasingly with less capital required. This key differentiator for AEye was evident in the third quarter as our product flexibility supported initial revenue contributions from lunar infrastructure development, continued defense orders, and our first revenue from STRATOS™.”

Fisch continued, “We have a growing number of qualified leads entering our pipeline, a record number of customers integrating and validating our software-defined architecture, and we are translating this into a growing number of new commercial engagements. We expect to continue converting our record pipeline into sustained commercial activity, leading to significant revenue growth anticipated in 2027. Our visibility into this expected revenue ramp includes a combination of repeat product purchases, commercial programs, and new opportunities, supported by a go-to-market strategy designed to serve a growing number of high-growth markets.”

Financial Highlights

●	Q3 2026 revenue was $506 thousand, approximately 10 times the $50 thousand reported in Q3 2025 and approximately 2.5 times Q2 2026, representing the Company’s fifth consecutive quarter of revenue growth.

●	Revenue for the first nine months of 2026 was $809 thousand, compared with $136 thousand in the same period of 2025, nearly six times higher and approximately 3.5 times full-year 2025 revenue.

●	Gross margin in Q3 2026 improved to (35)% from (80)% in Q2 2026.

●	GAAP net loss in Q3 2026 was $(11.2) million, or $(0.24) per share.

●	Non-GAAP net loss in Q3 2026 was $(7.2) million, or $(0.15) per share.

●	Cash consumption, net of financing costs, in Q3 2026 was $8.3 million.

●	Cash, cash equivalents, and marketable securities were $63.1 million as of September 30, 2026.

“Revenue grew approximately 10x year-over-year and 2.5x sequentially, marking AEye’s fifth consecutive quarter of sequential growth,” said Conor Tierney, CFO of AEye. “With Lunar Outpost ramping alongside repeat sensor orders, we expect the fourth quarter to be our first million dollar revenue quarter driven mainly by Apollo™ commercial programs, establishing a new expected quarterly baseline as we build toward 2027.”

“Gross margin improved 45 percentage points sequentially, from negative 80% to negative 35%, reflecting a richer revenue mix, lower product costs as our bill of materials comes down, and lower warranty reserves on improved Apollo™ return rates. We are targeting an approximately 15% reduction in cash consumption in 2027, and with $63.1 million in cash and marketable securities and a virtually debt free balance sheet, we believe we have the capacity to support our customers’ programs through the ramp.”

2026 Financial Outlook

With the Lunar Outpost program now contributing and ramping, AEye has visibility to begin providing revenue guidance. For the fourth quarter 2026, revenue is expected to approximately double third quarter 2026 revenue and be the Company’s first $1 million revenue quarter, driven mainly by Apollo™ commercial programs.

The Company expects that cash consumption for the full year 2026 will be $35 million, inclusive of approximately $5 million in working capital to support the commercial ramp. The Company is aiming to lower 2027 cash consumption by approximately 15% from the 2026 expected cash consumption level. Under its current operating plan, AEye expects its available cash resources to support operations and the execution of multi-year commercial programs into 2028.

Conference Call and Webcast Details

AEye management will webcast its investor conference call today, November 5, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these results. AEye CEO Matt Fisch and CFO Conor Tierney will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the Company’s website at https://investors.aeye.ai/.

Access is also available via:

Webcast: https://edge.media-server.com/mmc/p/36hj2h3a

About AEye

AEye offers a suite of unique software-defined lidar solutions that address a wide range of real-world needs including advanced driver-assistance, vehicle autonomy, smart infrastructure, security, defense, and logistics applications. AEye’s flagship product, Apollo™, has been widely recognized for its small form factor and its ability to detect objects at up to one kilometer. In addition to Apollo™, AEye also offers STRATOS™ with the ability to detect objects at up to one-and-a-half kilometers as well as a full-stack solution through its OPTIS™ platform. OPTIS™ provides a complete system that captures a high-resolution 3D image of the world, interprets it, and provides direction to act upon what it sees in real-time.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to help investors evaluate the results of the Company’s on-going operations and to enable more meaningful and consistent period-to-period comparisons. Non-GAAP financial measures are presented only as supplemental information to understand the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This press release includes non-GAAP financial measures, including:

●	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus stock issuance and debt issuance costs, less change in fair value of convertible note and warrant liabilities, plus arbitration award, plus expenses related to contested proxy, plus loss (gain) on termination of operating lease, net; and

●	Adjusted EBITDA, defined as non-GAAP net loss plus depreciation and amortization expense, less interest income and other, less interest expense and other, plus provision for income tax.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “aim,” “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements included in this press release include, without limitation, statements about AEye’s expected revenue for the fourth quarter of 2026, including its expectation that the fourth quarter will be its first $1 million revenue quarter driven mainly by Apollo™ commercial programs and its expectation that it will establish a new quarterly baseline, its expected cash consumption for the 2026 full year period, its targeted reduction in cash consumption for 2027, its operational runway into 2028 and its capacity to support multi-year customer programs, the continued ramp of, and revenue contribution from, the Lunar Outpost program, the continued growth of its defense vertical, the conversion of its technical engagements into paid proofs of concept and of its commercial engagements and pipeline into revenue, including its expectations for significant revenue growth and upside potential in 2027, the continuation of repeat orders and of improvements in gross margin, the anticipated performance and capabilities of its products, including Apollo™ and STRATOS™, and the benefits and advantages of AEye’s products, technologies, and software-defined architecture, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ materially from those expressed or implied, and many are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including, but not limited to, the following risks, in each case to the extent or in the time frame anticipated, or at all: (i) the risk that AEye’s revenue for the fourth quarter of 2026 may not approximately double third quarter 2026 revenue or reach $1 million, and that any such revenue may not be driven by Apollo™ commercial programs as anticipated, including as a result of the timing of Lunar Outpost program milestones and deliveries or of customer orders and shipments; (ii) the risk that cash consumption for the full year 2026 may exceed $35 million due to unanticipated expenses associated with the investments required to ramp AEye’s products, working capital requirements in excess of the approximately $5 million anticipated, or otherwise, and that AEye may not lower its 2027 cash consumption by approximately 15% from the 2026 expected cash consumption level; (iii) the risk that AEye’s available cash resources may not support operations and the execution of multi-year commercial programs into 2028 or through the anticipated revenue ramp, due to unforeseen expenses, lower than expected revenue, or otherwise; (iv) the risk that the Lunar Outpost program for the Pegasus Lunar Terrain Vehicle may not continue to ramp or contribute revenue, including customer-funded development revenue and sensor sales, including as a result of the timing of program milestones and deliveries or of risks and uncertainties associated with the underlying government program; (v) the risk that AEye’s engagement with Swiftstrike AI may not result in the integration of STRATOS™ into counter-UAS systems or in continued STRATOS™ revenue; (vi) the risk that orders from AEye’s lead defense customer and other defense customers may not continue, and that the defense vertical may not continue to grow; (vii) the risk that AEye’s sports analytics engagements, including with Alive3D and with the second customer that has placed an order for Apollo™, may not result in commercial deployments or continued revenue; (viii) the risk that AEye’s record levels of commercial engagement, including growth in customers, qualified leads, and technical engagements, may not convert into paid proofs of concept, new commercial engagements, sustained commercial activity, or revenue, that existing customers may not continue to make repeat purchases, and that AEye’s other customer and partner evaluations, programs, and engagements may not result in design wins, commercial agreements, or revenue; (ix) the risk that the repeat product purchases, commercial programs, and new opportunities on which AEye’s visibility into its revenue ramp is based may not result in revenue, that repeat orders, commercial programs, and customer-funded development work may not remain sources of revenue, and that AEye’s go-to-market strategy may not enable it to serve a growing number of high-growth markets; (x) the risk that AEye’s revenue growth may not continue, that fourth quarter 2026 revenue may not establish a sustainable quarterly baseline, and that AEye’s revenue growth may not translate into a durable revenue ramp or into significant revenue growth or upside potential in 2027; (xi) the risk that the improvement in AEye’s gross margin may not continue or be sustained, including if a richer revenue mix, reductions in product costs and bill of materials, or lower warranty reserves and product return rates do not continue as anticipated; (xii) the risk that AEye’s software-defined architecture may not continue to support new commercial agreements across a wider range of addressable markets, may not enable AEye to address new markets and applications without starting over for each new application, or may not deliver the operating and capital efficiencies anticipated; (xiii) the risk that Apollo™ and STRATOS™ may not achieve their anticipated detection ranges or other performance specifications, and that STRATOS™ may not achieve commercialization or market acceptance beyond its initial revenue; (xiv) the risk that market conditions may delay demand for commercial lidar products beyond AEye’s expectations, and that lidar adoption occurs slower than anticipated or fails to occur at all; (xv) the risk that AEye’s products may not meet the diverse range of performance and functional requirements of target markets and customers, or may not function as anticipated by AEye or by its customers; (xvi) the risk that AEye may not be in a position to adequately or timely address the near- or long-term opportunities that may or may not exist in the evolving markets in which AEye operates, including the autonomous transportation industry, and that AEye may be unable to implement its business plans, forecasts, and other expectations or to identify and realize additional opportunities; (xvii) the risk that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xviii) the risks associated with changes in the competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; and (xix) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions, and tariffs, all of which continue to cause economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AEye’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in other documents AEye files with the U.S. Securities and Exchange Commission, or the SEC, from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Investors are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

AEYE, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of September 30, 2026	As of December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$13,719	$43,356
Marketable securities	49,379	43,104
Accounts receivable, net	969	77
Inventories, net	2,438	1,015
Prepaid and other current assets	1,767	2,081
Total current assets	68,272	89,633
Right-of-use assets	1,161	441
Property and equipment, net	753	577
Other noncurrent assets	162	242
Total assets	$70,348	$90,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,015	$3,615
Accrued expenses and other current liabilities	4,644	4,957
Contract liabilities	426	-
Total current liabilities	9,085	8,572
Operating lease liabilities, noncurrent	677	235
Convertible note, noncurrent	146	146
Other noncurrent liabilities	374	598
Total liabilities	10,282	9,551
Stockholders’ Equity:
Preferred stock	-	-
Common stock	5	4
Additional paid-in capital	496,911	488,361
Accumulated other comprehensive (loss) income	(186)	30
Accumulated deficit	(436,664)	(407,053)
Total stockholders’ equity	60,066	81,342
Total liabilities and stockholders’ equity	$70,348	$90,893

AEYE, INC.
Consolidated Statements of Operations
(In thousands, except share amounts and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	$506	$50	$809	$136
Cost of revenue	684	103	1,248	307
Gross loss	(178)	(53)	(439)	(171)
Operating expenses:
Research and development	4,618	3,061	13,126	10,221
Sales and marketing	1,237	631	3,370	1,615
General and administrative	5,261	4,080	14,143	11,323
Total operating expenses	11,116	7,772	30,639	23,159
Loss from operations	(11,294)	(7,825)	(31,078)	(23,330)
Other income (expense):
Change in fair value of convertible note and warrant liabilities	75	(2,210)	224	(2,123)
Interest income and other	546	650	1,782	1,257
Interest expense and other	(571)	55	(537)	(2,418)
Total other income (expense), net	50	(1,505)	1,469	(3,284)
Loss before income tax	(11,244)	(9,330)	(29,609)	(26,614)
Provision for income tax	-	-	2	2
Net loss	$(11,244)	$(9,330)	$(29,611)	$(26,616)

Per Share Data:
Net loss per common share (basic and diluted)	$(0.24)	$(0.30)	$(0.65)	$(1.34)

Weighted average common shares outstanding (basic and diluted)	46,538,088	31,262,997	45,671,775	19,880,145

AEYE, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(29,611)	$(26,616)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	151	113
Noncash lease expense relating to operating lease right-of-use assets	313	157
Gain on termination of operating lease, net	-	(1,014)
Common stock purchase agreement costs	647	325
Debt issuance costs	-	2,020
Gain on extinguishment of warrant	-	(64)
Inventory write-downs, net of scrapped inventory	9	24
Change in fair value of convertible note and warrant liabilities	(224)	2,123
Stock-based compensation	7,216	4,732
Amortization of premiums and accretion of discounts on marketable securities, net of change in accrued interest	(65)	(180)
Expected credit losses, net of write-off	-	2
Changes in operating assets and liabilities:
Accounts receivable, net	(892)	(47)
Inventories, current and noncurrent, net	(1,432)	(523)
Prepaid and other current assets	314	92
Other noncurrent assets	80	187
Accounts payable	128	800
Accrued expenses and other current liabilities	(627)	(804)
Operating lease liabilities	(323)	(1,574)
Contract liabilities	426	-
Net cash used in operating activities	(23,890)	(20,247)
Cash flows from investing activities:
Purchases of property and equipment	(333)	(52)
Purchases of marketable securities	(36,626)	(44,989)
Proceeds from redemptions and maturities of marketable securities	30,200	15,874
Net cash used in investing activities	(6,759)	(29,167)
Cash flows from financing activities:
Proceeds from issuance of convertible note	-	2,950
Payments for convertible note redemptions	-	(989)
Transaction costs related to issuance of convertible note	-	(658)
Proceeds from issuance of common stock under Common Stock Purchase Agreements	1,977	80,988
Stock issuance costs related to Common Stock Purchase Agreements	(384)	(1,449)
Taxes paid related to the net share settlement of equity awards	(690)	(499)
Proceeds from exercise of warrant	-	1,788
Proceeds from issuance of common stock through the Employee Stock Purchase Plan	109	52
Net cash provided by financing activities	1,012	82,183
Net increase (decrease) in cash and cash equivalents	(29,637)	32,769
Cash and cash equivalents at beginning of period	43,356	10,266
Cash and cash equivalents at end of period	$13,719	$43,035

AEYE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share amounts and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
GAAP net loss	$(11,244)	$(9,330)	$(29,611)	$(26,616)
Non-GAAP adjustments:
Stock-based compensation	3,255	1,071	7,216	4,732
Stock issuance and debt issuance costs	414	19	647	2,345
Change in fair value of convertible note and warrant liabilities	(75)	2,210	(224)	2,123
Expenses related to contested proxy	-	-	-	839
Arbitration award	458	-	458	-
Loss (gain) on termination of operating lease, net	-	598	-	(1,014)
Non-GAAP net loss	(7,192)	(5,432)	(21,514)	(17,591)
Depreciation and amortization expense	56	38	151	113
Interest income and other	(546)	(650)	(1,782)	(1,257)
Interest expense and other	(113)	(74)	(380)	73
Provision for income tax	-	-	2	2
Adjusted EBITDA	$(7,795)	$(6,118)	$(23,523)	$(18,660)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.24)	$(0.30)	$(0.65)	$(1.34)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.15)	$(0.17)	$(0.47)	$(0.88)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	46,538,088	31,262,997	45,671,775	19,880,145
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	46,538,088	31,262,997	45,671,775	19,880,145

Contacts

Investor Relations

AEye, Inc. Investor Relations

info@aeye.ai

925-400-4366

Keaton Olsen

lidrir@allianceadvisors.com

Media Relations

Alliance Advisors IR

Aayushi

media@allianceadvisors.com